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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of Earliest Event Reported): September 2, 2003

                             Thor Industries, Inc.
               (Exact Name of Registrant as Specified in Charter)


        Delaware                       1-9235                    93-0768752
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
     of Incorporation)                                       Identification No.)


419 W. Pike Street, Jackson Center, Ohio                              45334-0629
(Address of Principal                                                 (Zip Code)
Executive Offices)

Registrant's telephone number, including area code                (937) 596-6849


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ITEM 2.  Acquisition or Disposition of Assets

     On September 2, 2003, we completed our acquisition of the stock of Damon Corporation, an Indiana corporation ("Damon"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 29, 2003, by and among our company, Thor Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of our company ("Acquisition Subsidiary"), Damon and the securityholders of Damon. Damon is engaged in the business of manufacturing and marketing recreation vehicles, consisting of Class A motor coaches and recreation park trailers at facilities in Indiana. Under the terms of the Merger Agreement, Acquisition Subsidiary merged with and into Damon, and Damon continued as the surviving corporation (the "Merger"). In addition, as part of the Merger, certain members of management of Damon entered into non-competition agreements with our company.

     The purchase price paid by us for the acquisition of the stock of Damon was approximately $29.7 million, which was payable in cash. In addition, promptly following the closing of the Merger we intend to retire all of Damon's outstanding indebtedness, other than its chassis financing arrangements. The amounts to be paid by us were and will be funded from our cash on hand. The merger consideration paid for the stock of Damon is subject to adjustment following the completion of audited financial statements after the closing of the Merger.

     The purchase price for the Damon stock was determined during arm's-length negotiations between representatives of our company and Damon and was based on the sum of Damon's shareholders' equity, plus a premium of $13.5 million. The calculation of the purchase price also included our estimate of Damon's future earnings potential and the potential accretion to our profits as a result of the addition of Damon's profits to our own, in each case assuming the continuation of Damon's historical financial results.

     At the closing of the Merger, a portion of the purchase price, consisting of $3.5 million, was placed into escrow. This escrow was established to fund purchase price adjustments and indemnity claims contemplated by the Merger Agreement.

     Damon will operate as a wholly-owned subsidiary of our company following the Merger. The assets acquired as a result of the Merger included equipment and other tangible and intangible property. These assets will be used in connection with the operation of Damon's business of manufacturing recreation vehicles. We intend to operate the assets acquired in a similar manner as Damon utilized such assets prior to the Merger, provided that changing business conditions or strategic plans may lead to changes in the operation of such assets in the future.

     The Merger Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. Copies of the press releases relating to the Merger that were issued by our company on August 19, 2003 and September 2, 2003 are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, respectively, and are also incorporated by reference herein.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements of Business Acquired

     None.

     (b) Pro Forma Financial Information

     None.

     (c) Exhibits

     10.1 Agreement and Plan of Merger, dated as of August 29, 2003, by and among Thor Industries, Inc., Thor Acquisition Corp., Damon Corporation and certain securityholders of Damon Corporation named therein.*(1)

     99.1 Press Release of Thor Industries, Inc., dated August 19, 2003.*

     99.2 Press Release of Thor Industries, Inc., dated September 2, 2003.*

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*Filed herewith

(1) The schedules, exhibits and annexes to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be supplementally provided to the Securities and Exchange Commission upon request.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Thor Industries, Inc.
                                            (Registrant)



Date:    September 3, 2003                  /s/ Walter L. Bennett
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                                            Name:   Walter L. Bennett
                                            Title:  Chief Financial Officer



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                                Index of Exhibits

     10.1 Agreement and Plan of Merger, dated as of August 29, 2003, by and among Thor Industries, Inc., Thor Acquisition Corp., Damon Corporation and certain securityholders of Damon Corporation named therein.*(1)

     99.1 Press Release of Thor Industries, Inc., dated August 19, 2003.*

     99.2 Press Release of Thor Industries, Inc., dated September 2, 2003.*
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*Filed herewith

(1) The schedules, exhibits and annexes to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be supplementally provided to the Securities and Exchange Commission upon request.